UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2023, R. Lawrence Van Horn informed the Board of Directors (the “Board”) of Harrow, Inc. (the “Company”) that he is resigning as a member of the Company’s Board, with such resignation to be effective immediately. Mr. Van Horn did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On November 3, 2023, the Board reduced the size of the Board from five members to four members. To fill the vacancies on Board committees created by Mr. Van Horn’s resignation, the Board appointed Perry J. Sternberg, an independent director on the Board and a member of the Company’s Compensation Committee, to the Audit Committee and Nomination and Corporate Governance Committee, and Dr. Martin A. Makary, an independent director on the Board and a member of the Company’s Audit Committee, to the Compensation Committee and Nomination and Corporate Governance Committee.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: November 3, 2023	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer